INVESTMENT MANAGEMENT TRUST AGREEMENT

         THIS INVESTMENT MANAGEMENT TRUST AGREEMENT (this "Agreement") is made as of the __ day of __________, 2007, by and between Western United Financial Corporation, a Delaware corporation (the "Company"), and Wells Fargo Bank, National Association (the "Trustee").

         WHEREAS, the Company's Registration Statement on Form S-1, File No. 333-138263 (the "Registration Statement") for its initial public offering of securities (the "IPO") has been declared effective as of the date hereof by the Securities and Exchange Commission (the "Effective Date");

         WHEREAS, Sandler O'Neill & Partners, L.P. ("Sandler O'Neill") is acting as the representative of the underwriters in the IPO (collectively, the "Underwriters");

         WHEREAS, as described in the Registration Statement, and in accordance with the Company's Amended and Restated Certificate of Incorporation, (i) $75,500,000 ($87,020,000 if the Underwriters' over-allotment option is exercised in full) plus (ii) up to $1,000,000 to be received by the Company in connection with the sale of the Company's common stock pursuant to paragraph 2 of that certain Subscription Agreement, dated as of October 26, 2006 by and between the Company and Western United Funding, LLC, will be delivered to the Trustee to be deposited and held in a trust account for the benefit of the Company and the holders of the Company's common stock issued in the IPO. The amount to be delivered to the Trustee will be referred to herein as the "Property," the stockholders for whose benefit the Trustee shall hold the Property will be referred to as the "Public Stockholders," and the Public Stockholders and the Company will be referred to together as the "Beneficiaries";

         WHEREAS, the Property is being held by the Trustee for the benefit of the Public Stockholders in the event that the Company fails to consummate a business combination (as such term is defined in the Registration Statement; hereinafter a "Business Combination");

         WHEREAS, pursuant to the Underwriting Agreement, dated as of ____________, 2007, by and between the Company and Sandler O'Neill, a portion of the Property equal to $1,600,000 (or $1,840,000 if the Underwriters' over-allotment option is exercised in full) is attributable to the Underwriters' fees, which amounts the Underwriters have agreed to deposit in the Trust Account (defined below) and which will be paid from the Trust Account to the Underwriters upon the consummation of a Business Combination; and

         WHEREAS, the Company and the Trustee desire to enter into this Agreement to set forth the terms and conditions pursuant to which the Trustee shall hold the Property.

         IT IS AGREED:

         1. AGREEMENTS AND COVENANTS OF TRUSTEE. The Trustee hereby agrees and covenants to:

                  (a) Hold the Property in trust for the Beneficiaries in accordance with the terms of this Agreement in a segregated trust account (the "Trust Account") established by the Trustee;

                  (b) Supervise and administer the Trust Account subject to the terms and conditions set forth herein;

                  (c) In a timely manner, upon the written instruction of the Company, invest and reinvest the Property in any United States "government security" within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 (the "1940 Act"), having a maturity of one hundred and eighty

(180) days or less or in money market funds selected by the Company meeting the conditions of Rule 2a-7 promulgated under the 1940 Act. The Trustee shall bear no responsibility for any loss or penalty which may result from any investment or sale of investment made pursuant to the Company's instruction. The parties acknowledge that the Trustee is not providing investment supervision, recommendations or advice;

                  (d) Collect and receive, when due, all principal and income arising from the Property, which income, net of taxes, shall become part of the "Property," as such term is used herein;

                  (e) Promptly notify the Company of all communications received by it with respect to the Property;

                  (f) Promptly supply any information or documents as may be requested by the Company in connection with the Company's preparation of the tax returns for the Trust Account or otherwise;

                  (g) Participate in any plan or proceeding for protecting or enforcing any right or interest arising from the Property if, as and when instructed by the Company to do so, it being understood that the Trustee will be indemnified by the Company pursuant to paragraph 2(b) hereof for such participation;

                  (h) Render to the Company, and to such other person as the Company may instruct, monthly written statements of the activities of and amounts in the Trust Account reflecting all receipts and disbursements of the Trust Account;

                  (i) Release to the Company up to $200,000 per month of the interest earned on the Property in the Trust Account (net of taxes payable on such interest), until a maximum of $1.0 million of such interest has been released to the Company from the Trust Account;

                  (j) Upon written instructions from the Company, deliver to the Company or to such governmental entity or taxing authority as the Company shall direct, on a quarterly basis, from the Property in the Trust Account, an amount equal to the taxes payable by the Company, if any, relating to interest earned on the Property; and

                  (k) Commence liquidation of the Trust Account promptly after receipt of and only in accordance with the terms of a letter (the "Termination Letter"), in a form substantially similar to that attached hereto as either Exhibit A or Exhibit B, signed on behalf of the Company by its Chief Executive Officer, and complete the liquidation of the Trust Account and distribute the Property in the Trust Account only as directed in the Termination Letter and the other documents referred to therein; PROVIDED, HOWEVER, that in the event that a Termination Letter has not been received by ________, 2008, the Trust Account shall be liquidated in accordance with the procedures set forth in the Termination Letter attached as Exhibit B to the stockholders of record on the record date, which record date shall be fixed by the Board of Directors of the Company; PROVIDED, FURTHER, that the record date shall be within ten (10) days of ________, 2008, or as soon thereafter as is practicable. In all cases, the Trustee shall provide Sandler O'Neill with a copy of any Termination letter and/or any other correspondence that it receives with respect to any proposed withdrawal from the Trust Account promptly after it receives the same.

                  (l) No distributions from the Trust Account shall be permitted except in accordance with Sections 1(i), 1(j) or 1(k) hereof.

         2. AGREEMENTS AND COVENANTS OF THE COMPANY. The Company hereby agrees and covenants to:

                  (a) Give all instructions to the Trustee hereunder in writing, signed by the Company's Chief Executive Officer or Chief Financial Officer;

                  (b) Hold the Trustee harmless, defend and indemnify the Trustee from and against any and all expenses, including reasonable counsel fees and disbursements, or loss suffered by the Trustee in connection with any action, suit or other proceeding brought against the Trustee involving any claim, or in connection with any claim or demand which in any way arises out of or relates to this Agreement, the services of the Trustee hereunder, or the Property or any income earned from investment of the Property, except for expenses and losses resulting from the Trustee's gross negligence or willful misconduct. Promptly after the receipt by the Trustee of notice of demand or claim or the commencement of any action, suit or proceeding, pursuant to which the Trustee intends to seek indemnification under this paragraph, it shall notify the Company in writing of such claim (hereinafter referred to as the "Indemnified Claim"). The Company shall conduct and manage the defense against such Indemnified Claim, provided, that the Trustee may voluntarily participate in such action at its own cost with its own counsel;

                  (c) Pay the Trustee an initial acceptance fee of $_______ and an annual fee of $_______ (it being expressly understood that the Property shall not be used to pay such fee). The Company shall pay the Trustee the initial acceptance fee and first year's fee at the consummation of the IPO and thereafter on the anniversary of the Effective Date. The Trustee shall refund to the Company the fee (on a pro rata basis) with respect to any period after the liquidation of the Trust Fund. The Company shall not be responsible for any other fees or charges of the Trustee except as may be provided in paragraph 2(b) hereof (it being expressly understood that the Property shall not be used to make any payments to the Trustee under such paragraph); and

                  (d) In connection with any vote of the Company's stockholders regarding a Business Combination, provide to the Trustee an affidavit or certificate of a firm regularly engaged in the business of soliciting proxies and tabulating stockholder votes verifying the vote of the Company's stockholders regarding such Business Combination.

         3. LIMITATIONS OF LIABILITY. The Trustee shall have no responsibility or liability to:

                  (a) Take any action with respect to the Property, other than as directed in paragraph 1 hereof and the Trustee shall have no liability to any party under this Agreement except for liability arising out of its own gross negligence or willful misconduct;

                  (b) Institute any proceeding for the collection of any principal and income arising from, or institute, appear in or defend any proceeding of any kind with respect to, any of the Property unless and until it shall have received written instructions from the Company given as provided herein to do so and the Company shall have advanced or guaranteed to it funds sufficient to pay any expenses incident thereto;

                  (c) Change the investment of any Property, other than in compliance with paragraph 1(c);

                  (d)      Refund any depreciation in principal of any Property;

                  (e) Assume that the authority of any person designated by the Company to give instructions hereunder shall not be continuing unless provided otherwise in such designation, or unless the Company shall have delivered a written revocation of such authority to the Trustee;

                  (f) The other parties hereto or to anyone else for any action taken or omitted by it, or any action suffered by it to be taken or omitted, except for its gross negligence or willful misconduct. The Trustee may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Trustee), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is believed by the Trustee, in good faith, to be genuine and to be signed or presented by the proper person or persons. The Trustee shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement or any of the terms hereof, unless evidenced by a written instrument delivered to the Trustee signed by the proper party or parties and, if the duties or rights of the Trustee are affected, unless it shall give its prior written consent thereto;

                  (g) Verify the correctness of the information set forth in the Registration Statement or to confirm or assure that any acquisition made by the Company or any other action taken by it is as contemplated by the Registration Statement; or

                  (h) Look to any other agreement for the determination of its duties.

         4.       TERMINATION. This Agreement shall terminate as follows:

                  (a) If the Trustee gives written notice to the Company that it desires to resign under this Agreement, the Company shall use its reasonable efforts to locate a successor trustee. At such time that the Company notifies the Trustee that a successor trustee has been appointed by the Company and has agreed to become subject to the terms of this Agreement, the Trustee shall transfer the management of the Trust Account to the successor trustee, including but not limited to the transfer of copies of the reports and statements relating to the Trust Account, whereupon this Agreement shall terminate; provided, however, that in the event that the Company does not locate a successor trustee within ninety (90) days of receipt of the resignation notice from the Trustee, the Trustee may, upon written notice to the Company, submit an application to have the Property deposited with the United States District Court for the Southern District of New York and upon such deposit, the Trustee shall be immune from any liability whatsoever that arises due to any actions or omissions to act by any party after such deposit; or

                  (b) At such time that the Trustee has completed the liquidation of the Trust Account in accordance with the provisions of paragraph 1(k) hereof, and distributed the Property in accordance with the provisions of the Termination Letter, this Agreement shall terminate except with respect to Paragraph 2(b).

         5.       MISCELLANEOUS.

                  (a) The Company and the Trustee each acknowledge that the Trustee will follow the security procedures set forth below with respect to funds transferred from the Trust Account. Upon receipt of written instructions, the Trustee will confirm such instructions with an Authorized Individual at an Authorized Telephone Number listed on the attached Exhibit C. The Company and the Trustee will each restrict access to confidential information relating to such security procedures to authorized persons. Each party must notify the other party immediately if it has reason to believe unauthorized persons may have obtained access to such information, or of any change in its authorized personnel. In executing funds transfers, the Trustee will rely upon account numbers or other identifying numbers of a beneficiary, beneficiary's bank or intermediary bank, rather than names. The Trustee shall not be liable for any loss, liability or expense resulting from any error in an account number or other identifying number, provided it has accurately transmitted the numbers provided.

                  (b) This Agreement may be executed by facsimile and in several counterparts, which together shall constitute but one instrument.

                  (c) This Agreement contains the entire agreement and understanding of the parties hereto with respect to the subject matter hereof. This Agreement or any provision hereof may only be changed, amended or modified by a writing signed by each of the parties hereto; provided that such action shall not materially adversely affect the interests of the Public Stockholders. Any other change, waiver, amendment or modification to this Agreement shall be subject to approval by a majority of the Public Stockholders. As to any claim, cross-claim or counterclaim in any way relating to this Agreement, each party waives the right to trial by jury.

                  (d) This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed in that State, including, without limitation, Sections 5-1401 and 5-1402 of the New York General Obligations Law and the New York Civil Practice Laws and Rules 327(b). The parties hereto agree that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submit to such jurisdiction, which jurisdiction shall be exclusive. The parties hereby waive any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

                  (e) Any notice, consent or request to be given in connection with any of the terms or provisions of this Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery or by facsimile transmission:

         If to the Trustee, to:

         Wells Fargo Bank, National Association
         707 Wilshire Blvd., 17th Floor
         Los Angeles, California 90017
         Attn: Sandy Chan
         Fax:  (213) 614-3355

         If to the Company, to:

         Western United Financial Corporation
         70 South Lake Avenue, Suite 900
         Pasadena, California  91101
         Attn: V. Charles Jackson
         Fax:  (626) 796-8333

         In either case with a copy to:

         Skadden, Arps, Slate, Meagher & Flom LLP
         300 South Grand Avenue
         Los Angeles, CA 90071
         Attn: Gregg A. Noel, Esq.
               Casey Fleck, Esq.
         Fax:  (213) 687-5600

         If to Sandler O'Neill, to:

         Sandler O'Neill & Partners, L.P.
         919 Third Avenue
         New York, NY 10024
         Attn: Syndicate Manager
         Fax:  (212) 466-7888

         With a copy to:

         Jenkens & Gilchrist, A Professional Corporation
         1445 Ross Avenue, Suite 3700
         Dallas, Texas  75202
         Attn: T. Allen McConnell, Esq.
         Fax:  (214) 855-4300

Each such communication will be effective (a) if delivered by express mail, by private courier service, by certified mail or by hand, when such delivery is made at the address specified in this Section 5(e), or (b) if delivered by facsimile, on the next business day after such facsimile is transmitted to the facsimile number specified in this Section 5(e) and appropriate acknowledgement is received.

                  (f) This Agreement may not be assigned by the Trustee without the prior written consent of the Company.

                  (g) The obligations and rights contained in Section 2(b) herein will survive the termination of this Agreement.

                  (h) Each of the Trustee and the Company hereby represents that it has the full right and power and has been duly authorized to enter into this Agreement and to perform its respective obligations as contemplated hereunder. The Trustee acknowledges and agrees that it shall not make any claims or proceed against, and waives any and all right, title, interest or claim of any kind, in or to any distribution of the Trust Account, including by way of set-off, and shall not be entitled to any funds in, and hereby agrees not to seek recourse, reimbursement, payment or satisfaction for any claim against, the Trust Account under any circumstance.

                  (i) The Trustee hereby consents to the inclusion of "Wells Fargo Bank, National Association, as Trustee" in the Registration Statement and other materials relating to the IPO.

                  (j) Sandler O'Neill shall be a third party beneficiary of this Agreement.



                  [remainder of page intentionally left blank]

         IN WITNESS WHEREOF, the parties have duly executed this Investment Management Trust Agreement as of the date first written above.

                                           WELLS FARGO BANK, NATIONAL
                                           ASSOCIATION, AS TRUSTEE

                                           By:
                                               ---------------------------------
                                               Name:
                                               Title:


                                           WESTERN UNITED FINANCIAL
                                           CORPORATION

                                           By:
                                               ---------------------------------
                                               Name:  V. Charles Jackson
                                               Title: Chief Executive Officer

                                    EXHIBIT A

                             [LETTERHEAD OF COMPANY]

[DATE]

Wells Fargo Bank, National Association
707 Wilshire Blvd., 17th Floor
Los Angeles, California 90017
Attn:  Sandy Chan

         Re:      Trust Account No. [ ] Termination Letter
                  ----------------------------------------

Gentlemen:

         Pursuant to paragraph 1(k) of the Investment Management Trust Agreement between Western United Financial Corporation (the "Company") and Wells Fargo Bank, National Association (the "Trustee"), dated as of __________________, 2007 (the "Trust Agreement"), this is to advise you that the Company has entered into an agreement (the "Business Agreement") with ______________________ (the "Target Acquisition") to consummate a business combination with the Target Acquisition (the "Business Combination") on or about [insert date]. The Company shall notify you at least forty-eight (48) hours in advance of the actual date of the consummation of the Business Combination (the "Consummation Date"). Defined terms used but not otherwise defined herein shall have the meaning ascribed to such term in the Trust Agreement.

         Pursuant to Section 2(d) of the Trust Agreement, we are providing you with [an affidavit] [a certificate] of ____________________, which verifies the vote of the Company's stockholders in connection with the Business Combination. In accordance with the terms of the Trust Agreement, we hereby authorize you to commence liquidation of the Trust Account to the effect that, on the Consummation Date, all of the funds held in the Trust Account will be immediately available for transfer to the account or accounts that the Company and Sandler O'Neill shall direct in writing on the Consummation Date.

         On the Consummation Date (i) counsel for the Company shall deliver to you written notification that the Business Combination has been consummated and
(ii) the Company shall deliver to you written instructions (the "Instruction Letter") with respect to the transfer of the funds held in the Trust Account, including, but not limited to, (a) funds to be delivered to any Public Stockholder that has properly exercised its conversion rights (as described in the Registration Statement), (b) pursuant to the terms of the Underwriting Agreement, dated as of _____________, 2007, between the Company and Sandler O'Neill, the portion of the Property attributable to the deferred Underwriters' fees, and (c) the portion of the Property to be release to the Company in connection with the consummation of the Business Combination.

         You are hereby directed and authorized to transfer the funds held in the Trust Account immediately upon your receipt of the counsel's letter and the Instruction Letter, in accordance with the terms of the Instruction Letter. In the event that certain deposits held in the Trust Account may not be liquidated by the Consummation Date without penalty, you will notify the Company of the same and the Company shall direct you as to whether such funds should remain in the Trust Account and be distributed after the Consummation Date to the Company or, with respect to the deferred Underwriters' fees, to Sandler O'Neill. Upon the distribution of all the funds in the Trust Account pursuant to the terms hereof, the Trust Agreement shall be terminated.

         In the event that the Business Combination is not consummated on the Consummation Date described in the notice thereof and we have not notified you on or before the original Consummation Date of a new Consummation Date, then the funds held in the Trust Account shall be reinvested as provided in the Trust Agreement on the business day immediately following the Consummation Date as set forth in the notice.

                                           Very truly yours,

                                           WESTERN UNITED FINANCIAL
                                           CORPORATION

                                           By:
                                               ---------------------------------
                                               Name:  V. Charles Jackson
                                               Title: Chief Executive Officer

                                    EXHIBIT B

                             [LETTERHEAD OF COMPANY]

[DATE]

Wells Fargo Bank, National Association
707 Wilshire Blvd., 17th Floor
Los Angeles, California 90017
Attn:   Sandy Chan

         Re:      Trust Account No. [ ] Termination Letter
                  ----------------------------------------

Gentlemen:

         Pursuant to paragraph 1(k) of the Investment Management Trust Agreement between Western United Financial Corporation (the "Company") and Wells Fargo Bank, National Association (the "Trustee"), dated as of ___________________, 2007 (the "Trust Agreement"), this is to advise you that the Company is to be liquidated in accordance with the terms of the Company's Amended and Restated Certificate of Incorporation.

         In accordance with the terms of the Trust Agreement, we hereby authorize you to commence liquidation of the Trust Account. In connection with this liquidation, you are hereby authorized to establish a record date for the purposes of determining the stockholders of record entitled to receive their per share portion of the Trust Account. The record date shall be within ten (10) days of the liquidation date, or as soon thereafter as is practicable. You will notify the Company in writing as to when all of the funds in the Trust Account will be available for immediate transfer (the "Transfer Date") in accordance with the terms of the Trust Agreement and the Amended and Restated Certificate of Incorporation of the Company. You shall commence distribution of such funds in accordance with the terms of the Trust Agreement and the Amended and Restated Certificate of Incorporation of the Company and you shall oversee the distribution of the funds. Upon the payment of all the funds in the Trust Account, the Trust Agreement shall be terminated.

                                           Very truly yours,

                                           WESTERN UNITED FINANCIAL
                                           CORPORATION

                                           By:
                                               ---------------------------------
                                               Name:  V. Charles Jackson
                                               Title: Chief Executive Officer

                                    EXHIBIT C

AUTHORIZED INDIVIDUAL(S)                               AUTHORIZED
FOR TELEPHONE CALL BACK                                TELEPHONE NUMBER(S)

-----------------------------                          -------------------------

COMPANY:

Western United Financial Corporation
70 South Lake Avenue, Suite 900
Pasadena, California  91101
Attn:  V. Charles Jackson, Chief Executive Officer     (626) 796-8366

Western United Financial Corporation
70 South Lake Avenue, Suite 900
Pasadena, California  91101
Attn:  Richard Alston, Chief Financial Officer         (626) 796-8366


TRUSTEE:

Wells Fargo Bank, National Association
707 Wilshire Blvd., 17th Floor
Los Angeles, California 90017
Attn:  Nelia Lopez                                     (213) 614-3352

                                      C-1